EXHIBIT 10.9

                                                                  EXECUTION COPY


                     IXIS Capital Markets North America Inc.
                               9 West 57th Street
                            New York, New York 10019


                                                                   June 28, 2006



                               HOLDINGS FEE LETTER


Centerbrook Holdings LLC
625 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

          Reference is made to the Limited Liability Company Agreement of Centerbrook Financial LLC ("Centerbrook") dated the date hereof (as amended, supplement or otherwise modified from time to time, the "OPERATING AGREEMENT"), with respect to which Centerbrook Holdings LLC ("HOLDINGS") is the sole member. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Operating Agreement.

          As consideration for the services provided by IXIS Capital Markets North America Inc. and its subsidiaries ("IXIS") in connection with the structuring of Holdings and Centerbrook, Holdings hereby agrees to pay to IXIS a fee, which shall accrue at a rate per annum commencing on the date hereof, equal to (x) 0.25% MULTIPLIED BY (y) the sum of (a) the daily notional amount of the CDS with respect to which the Underlying Portfolio Assets are Tax Credit Investments PLUS (b) the daily notional amount of all other CDS, which fee shall be payable quarterly in arrears; PROVIDED that (i) for each day after the third anniversary of this Fee Letter the foregoing percentage shall be 0.50%, (ii) subject to the immediately following clause (iii), the aggregate amount of fees payable hereunder by Holdings to IXIS shall not exceed $7,000,000 and (iii) unless Centerbrook shall have received either a counterparty rating of "AAA" from S&P or a counterparty rating of "Aaa" from Moody's, all fees payable hereunder by Holdings to IXIS in excess of $5,000,000 shall be deferred until the time either such counterparty ratings are received by Centerbrook.

          You agree that, once paid, the fees or any part thereof payable hereunder shall not be refundable under any circumstances. All fees payable hereunder shall be paid in immediately available funds.

          It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing. This Fee Letter may not be amended or waived except by an instrument in writing signed by each of Holdings and IXIS. This Fee Letter shall be governed by, and construed in accordance with, the law of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


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          Please  confirm  that the  foregoing  is our mutual  understanding  by signing and returning to us an executed counterpart of this Fee Letter.


                                         Very truly yours,

                                         IXIS CAPITAL MARKETS NORTH AMERICA INC.


                                         By: /S/ N. MUMFORD
                                             --------------
                                       Name: N. Mumford
                                      Title: Managing Director



                                         By: /S/ CHRISTOPHER HAYDEN
                                             ----------------------
                                       Name: Christopher Hayden
                                      Title: Managing Director


ACCEPTED AND AGREED:

CENTERBROOK HOLDINGS LLC


   By: /S/ JAMES SPOUND
       ----------------
 Name: James Spound
Title: President


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